2025

invitation homes

Earnings Release & Supplemental Information

THIRD QUARTER 2025

6463

Shannon Woods | Carolinas

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2025 Earnings Release and Supplemental Information — page 2

Earnings Press Release

Invitation Homes Reports Third Quarter 2025 Results
Dallas, TX, October 29, 2025 — Invitation Homes Inc. (NYSE: INVH) (“Invitation Homes,” “we,” “our,” and “us”), the nation’s premier single-family home leasing and management company, today announced our Third Quarter (“Q3”) 2025 financial and operating results.

Q3 2025 Highlights
•Year over year, total revenues increased 4.2% to $688 million, property operating and maintenance costs increased 6.9% to $259 million, and net income available to common stockholders increased 43.5% to $136 million or $0.22 per diluted common share.
•Year over year, Core FFO per share increased 0.4% to $0.47 and AFFO per share increased 0.1% to $0.38.
•Same Store NOI increased 1.1% year over year on 2.3% Same Store Core Revenues growth and 4.9% Same Store Core Operating Expenses growth.
•Same Store Average Occupancy was 96.5%, representing an expected reduction of 60 basis points year over year.
•Same Store renewal rent growth of 4.5% and Same Store new lease rent growth of (0.6)% resulted in Same Store blended rent growth of 3.0%.
•Same Store Bad Debt was 0.7% of gross rental revenue, a 20 basis point improvement year over year.
•Acquisitions by us and our joint ventures totaled 749 homes for approximately $260 million while dispositions totaled 316 homes for approximately $122 million.
•As previously announced, on August 15, 2025 we closed a public offering of $600 million aggregate principal amount of 4.950% Senior Notes due 2033.
•As previously announced, on August 15, 2025 our common stock was dual listed on NYSE Texas, a new fully electronic equities exchange headquartered in Dallas, under the same INVH ticker symbol while maintaining our primary listing on the NYSE.
•In recognition of our year to date performance, we have raised our full year 2025 guidance midpoints for Core FFO per share and AFFO per share by one cent each to $1.92 and $1.62, respectively, and Same Store NOI growth by 25 basis points to 2.25%.

In addition, this week our Board of Directors authorized a share repurchase program under which we may acquire shares of our common stock in open market or negotiated transactions up to an aggregate purchase price of $500 million. We view this as a tool that is part of a disciplined capital allocation plan and an ordinary course approach to enhancing shareholder value.

Comments from Chief Executive Officer Dallas Tanner
“Our third quarter results showcased our robust Same Store renewal rate growth and sustained momentum in Core FFO per share. These achievements underscore the strength of our platform and the effectiveness of our operating strategy. In recognition of our year to date performance, we have raised our full year 2025 guidance midpoints for Core FFO per share and AFFO per share by one cent each to $1.92 and $1.62, respectively, and Same Store NOI growth by 25 basis points to 2.25%. I want to extend my sincere thanks to our teams across the country for their dedication, as well as to our customers for their loyalty and trust in Invitation Homes. By continuing to prioritize resident experience, operational excellence, and disciplined capital allocation, we believe we are well-positioned to deliver strong results and long-term value for our stockholders.”

Glossary & Reconciliations of Non-GAAP Financial and Other Operating Measures
Financial and operating measures found in the Earnings Release and Supplemental Information include certain measures used by Invitation Homes management that are measures not defined under accounting principles generally accepted in the United States (“GAAP”). These measures are defined herein and, as applicable, reconciled to the most comparable GAAP measures.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2025 Earnings Release and Supplemental Information — page 3

Financial Results

Net Income, FFO, Core FFO, and AFFO Per Share — Diluted

	Q3 2025	Q3 2024	YTD 2025	YTD 2024
Net income	$0.22	$0.15	$0.72	$0.51
FFO	0.44	0.37	1.35	1.14
Core FFO	0.47	0.47	1.43	1.41
AFFO	0.38	0.38	1.22	1.19

Net Income
Net income per common share — diluted for Q3 2025 was $0.22, compared to net income per common share — diluted of $0.15 for Q3 2024. Total revenues and total property operating and maintenance expenses for Q3 2025 were $688 million and $259 million, respectively, compared to $660 million and $242 million, respectively, for Q3 2024.

Net income per common share — diluted for YTD 2025 was $0.72, compared to net income per share — diluted of $0.51 for YTD 2024. Total revenues and total property operating and maintenance expenses for YTD 2025 were $2,044 million and $741 million, respectively, compared to $1,960 million and $707 million, respectively, for YTD 2024.
Core FFO
Year over year, Core FFO per share for Q3 2025 increased 0.4% to $0.47, while Core FFO per share for YTD 2025 increased 1.9% to $1.43, primarily due to NOI growth.
AFFO
Year over year, AFFO per share for Q3 2025 increased 0.1% to $0.38, while AFFO per share for YTD 2025 increased 2.5% to $1.22, primarily due to the increase in Core FFO per share described above.

Operating Results

Same Store Operating Results Snapshot
Number of homes in Same Store Portfolio:	77,284

	Q3 2025	Q3 2024	YTD 2025	YTD 2024
Core Revenues growth (year over year)	2.3%		2.5%
Core Operating Expenses growth (year over year)	4.9%		2.2%
NOI growth (year over year)	1.1%		2.7%

Average Occupancy	96.5%	97.1%	97.0%	97.5%
Bad Debt % of gross rental revenue	0.7%	0.9%	0.6%	0.8%
Turnover Rate	6.4%	6.1%	17.4%	17.6%

Rental Rate Growth (lease-over-lease):
Renewals	4.5%	4.2%	4.8%	5.1%
New Leases	(0.6)%	1.6%	0.5%	2.0%
Blended	3.0%	3.5%	3.5%	4.2%

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2025 Earnings Release and Supplemental Information — page 4

Same Store NOI
For the Same Store Portfolio of 77,284 homes, Same Store NOI for Q3 2025 increased 1.1% year over year on Same Store Core Revenues growth of 2.3% and Same Store Core Operating Expenses growth of 4.9%.

YTD 2025 Same Store NOI increased 2.7% year over year on Same Store Core Revenues growth of 2.5% and Same Store Core Operating Expenses growth of 2.2%.

Same Store Core Revenues
Same Store Core Revenues growth for Q3 2025 of 2.3% year over year was primarily driven by a 2.5% increase in Average Monthly Rent, a 7.7% increase in other income, net of resident recoveries, and a 20 basis point improvement in Same Store Bad Debt, partially offset by a 60 basis point year over year decline in Average Occupancy.

YTD 2025 Same Store Core Revenues growth of 2.5% year over year was primarily driven by a 2.8% increase in Average Monthly Rent, a 5.8% increase in other income, net of resident recoveries, and a 20 basis point improvement in Same Store Bad Debt, partially offset by a 50 basis point year over year decline in Average Occupancy.

Same Store Core Operating Expenses
Same Store Core Operating Expenses for Q3 2025 increased 4.9% year over year, primarily attributable to a 7.4% increase in controllable expenses and a 3.4% increase in fixed expenses.

YTD 2025 Same Store Core Operating Expenses increased 2.2% year over year, primarily driven by a 1.9% increase in fixed expenses and a 2.9% increase in controllable expenses.

Investment and Property Management Activity
Acquisitions for Q3 2025 totaled 749 homes for approximately $260 million through our various acquisition channels. This included 526 wholly owned homes for approximately $179 million and 223 homes for approximately $81 million in our joint ventures. Dispositions for Q3 2025 included 292 wholly owned homes for gross proceeds of approximately $112 million and 24 homes for gross proceeds of approximately $10 million in our joint ventures.

Year to date through Q3 2025, we acquired 2,042 wholly owned homes for $689 million and 378 homes for $134 million in our joint ventures. We also sold 1,041 wholly owned homes for $396 million and 103 homes for $46 million in our joint ventures.

A summary of our owned and/or managed homes is included in the following table:

Summary of Homes Owned and/or Managed As Of September 30, 2025

	Number of Homes Owned and/or Managed as of 6/30/2025	Acquired or Added In Q3 2025	Disposed or Subtracted In Q3 2025	Number of Homes Owned and/or Managed as of 9/30/2025
Wholly owned homes	85,905	526	(292)	86,139
Joint venture owned homes	7,698	223	(24)	7,897
Managed-only homes	16,785	—	(634)	16,151
Total homes owned and/or managed	110,388	749	(950)	110,187

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2025 Earnings Release and Supplemental Information — page 5

Balance Sheet and Capital Markets Activity
As of September 30, 2025, we had $1,905 million in available liquidity through a combination of unrestricted cash and undrawn capacity on our revolving credit facility. In addition, our total indebtedness of $8,313 million consisted of 83.3% unsecured debt and 16.7% secured debt; 95.5% of our total debt was fixed rate or swapped to fixed rate; approximately 90% of our wholly owned homes were unencumbered; and our Net debt / TTM adjusted EBITDAre was 5.2x. We have no debt reaching final maturity before 2027.
As previously announced, on August 15, 2025 we closed a public offering of $600 million aggregate principal amount of 4.950% Senior Notes due 2033. Further, as previously announced, on August 15, 2025 our common stock was dual listed on NYSE Texas, a new fully electronic equities exchange headquartered in Dallas, under the same INVH ticker symbol while maintaining our primary listing on the NYSE.
In addition, this week our Board of Directors authorized a share repurchase program under which we may acquire shares of our common stock in open market or negotiated transactions up to an aggregate purchase price of $500 million. We view this as a tool that is part of a disciplined capital allocation plan and an ordinary course approach to enhancing shareholder value. Repurchases, if any, will be made at our discretion and are not required or guaranteed. The timing and actual number of shares repurchased will depend on a variety of factors, including price, corporate and regulatory requirements, market conditions, and other liquidity needs and priorities.

FY 2025 Guidance
We have raised our full year 2025 guidance midpoints for Core FFO per share and AFFO per share by one cent each to $1.92 and $1.62, respectively, and Same Store NOI growth by 25 basis points to 2.25%, as set forth below in addition to our underlying assumptions. In accordance with SEC rules, we do not provide guidance for the most comparable GAAP financial measures of net income (loss), total revenues, and property operating and maintenance expense. Additionally, a reconciliation of the forward-looking non-GAAP financial measures of Core FFO per share, AFFO per share, Same Store Core Revenues growth, Same Store Core Operating Expenses growth, and Same Store NOI growth to the comparable GAAP financial measures cannot be provided without unreasonable effort because we are unable to reasonably predict certain items contained in the GAAP measures, including non-recurring and infrequent items that are not indicative of our ongoing operations. Such items include, but are not limited to, impairment on depreciated real estate assets, net (gain)/loss on sale of previously depreciated real estate assets, share-based compensation, net casualty losses and reserves, non-Same Store revenues, and non-Same Store operating expenses. These items are uncertain, depend on various factors, and could have a material impact on our GAAP results for the guidance period.

FY 2025 Guidance Summary
	Current Guidance Range	Current Guidance Midpoint	Prior Guidance Midpoint	Change in Guidance Midpoint
Core FFO per share — diluted	$1.90 to $1.94	$1.92	$1.91	$0.01
AFFO per share — diluted	$1.60 to $1.64	$1.62	$1.61	$0.01

Same Store Core Revenues growth	2.0% to 3.0%	2.5%	2.5%	0 bps
Same Store Core Operating Expenses growth	2.0% to 3.5%	2.75%	3.5%	-75 bps
Same Store NOI growth	1.75% to 2.75%	2.25%	2.0%	25 bps

Wholly owned acquisitions (1)	$750 million to $850 million	$800 million	$600 million	$200 million
JV acquisitions	$100 million to $200 million	$150 million	$150 million	$— million
Wholly owned dispositions	$400 million to $600 million	$500 million	$500 million	$— million

(1)The increase in wholly owned acquisitions guidance reflects $689 million in year to date activity through Q3 2025, plus anticipated Q4 2025 acquisitions from our homebuilder partner pipeline and/or opportunistic one-off acquisitions via homebuilder month-end inventory.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2025 Earnings Release and Supplemental Information — page 6

Earnings Conference Call Information
We have scheduled a conference call at 11:00 a.m. Eastern Time on October 30, 2025, to review Q3 2025 results, discuss recent events, and conduct a question-and-answer session. The domestic dial-in number is 1-888-330-2384, and the international dial-in number is 1-240-789-2701. The conference ID is 7714113.

Listen-only participants are encouraged to join the conference call via a live audio webcast, which is available online from our investor relations website at www.invh.com. Following the conclusion of the earnings call, we will post a replay of the webcast to our website for one year.

Supplemental Information
The full text of the Earnings Release and Supplemental Information referenced in this release are available on our Investor Relations website at www.invh.com.

About Invitation Homes
Invitation Homes, an S&P 500 company, is the nation’s premier single-family home leasing and management company, meeting changing lifestyle demands by providing access to high-quality homes with valued features such as close proximity to jobs and access to good schools. Our purpose, Unlock the Power of Home™, reflects our commitment to providing living solutions and Genuine CARE™ to the growing share of people who count on the flexibility and savings of leasing a home.

Investor Relations Contact	Media Relations Contact

Scott McLaughlin	Kristi DesJarlais
844.456.INVH (4684)	844.456.INVH (4684)
IR@InvitationHomes.com	Media@InvitationHomes.com

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which include, but are not limited to, statements related to our expectations regarding the performance of our business, our financial results, our liquidity and capital resources, and other non-historical statements. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “guidance,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties that may impact our financial condition, results of operations, cash flows, business, associates, and residents, including, among others, risks inherent to the single-family rental industry and our business model, macroeconomic factors beyond our control, competition in identifying and acquiring properties, competition in the leasing market for quality residents, increasing property taxes, homeowners’ association (“HOA”) fees and insurance costs, poor resident selection and defaults and non-renewals by our residents, our dependence on third parties for key services, risks related to the evaluation of properties, performance of our information technology systems, development and use of artificial intelligence, risks related to our indebtedness, risks related to the potential negative impact of fluctuating global and United States economic conditions (including inflation and imposition or increase of tariffs and trade restrictions by the United States and foreign countries), uncertainty in financial markets (including as a result of events affecting financial institutions), geopolitical tensions, natural disasters, climate change, and public health crises. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. We believe these factors include, but are not limited to, those described under Part I.  Item 1A. “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024 (the “Annual Report”), as such factors may be updated from time to time in our periodic filings with the Securities and Exchange Commission (the “SEC”), which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release, in the Annual Report, and in our other periodic filings. The forward-looking statements speak only as of the date of this press release, and we expressly disclaim any obligation or undertaking to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except to the extent otherwise required by law.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2025 Earnings Release and Supplemental Information — page 7

Consolidated Balance Sheets
($ in thousands, except shares and per share data)

	September 30, 2025	December 31, 2024
	(unaudited)
Assets:
Investments in single-family residential properties, net	$17,356,304	$17,212,126
Cash and cash equivalents	155,370	174,491
Restricted cash	240,298	245,202
Goodwill	258,207	258,207
Investments in unconsolidated joint ventures	255,867	241,605
Other assets, net	516,730	569,320
Total assets	$18,782,776	$18,700,951

Liabilities:
Secured debt, net	$1,383,541	$1,385,573
Unsecured notes, net	4,396,973	3,800,688
Term loan facilities, net	2,449,770	2,446,041
Revolving facility	—	570,000
Accounts payable and accrued expenses	407,288	247,709
Resident security deposits	184,315	180,866
Other liabilities	297,939	277,565
Total liabilities	9,119,826	8,908,442

Equity:
Stockholders’ equity
Preferred stock, $0.01 par value per share, 900,000,000 shares authorized, none outstanding as of September 30, 2025 and December 31, 2024	—	—
Common stock, $0.01 par value per share, 9,000,000,000 shares authorized, 613,020,589 and 612,605,478 outstanding as of September 30, 2025 and December 31, 2024, respectively	6,130	6,126
Additional paid-in capital	11,183,482	11,170,597
Accumulated deficit	(1,571,463)	(1,480,928)
Accumulated other comprehensive income	7,795	60,969
Total stockholders’ equity	9,625,944	9,756,764
Non-controlling interests	37,006	35,745
Total equity	9,662,950	9,792,509
Total liabilities and equity	$18,782,776	$18,700,951

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2025 Earnings Release and Supplemental Information — page 8

Consolidated Statements of Operations
($ in thousands, except shares and per share amounts) (unaudited)

	Q3 2025	Q3 2024	YTD 2025	YTD 2024
Revenues:
Rental revenues	$593,606	$575,462	$1,771,309	$1,723,757
Other property income	72,585	65,880	207,060	187,157
Management fee revenues	21,975	18,980	65,677	48,898
Total revenues	688,166	660,322	2,044,046	1,959,812

Expenses:
Property operating and maintenance	259,037	242,228	740,764	706,809
Property management expense	37,073	34,382	109,645	98,252
General and administrative	18,444	21,727	71,553	66,673
Interest expense	90,781	91,060	262,449	270,912
Depreciation and amortization	188,457	180,479	557,058	532,414
Casualty losses, impairment, and other	3,420	20,872	11,132	35,362
Total expenses	597,212	590,748	1,752,601	1,710,422

Gains (losses) on investments in equity and other securities, net	380	(257)	69	1,038
Other, net	(1,769)	(9,345)	(2,537)	(57,384)
Gain on sale of property, net of tax	45,515	47,766	163,772	141,531
Income (losses) from investments in unconsolidated joint ventures	2,130	(12,160)	(7,890)	(22,780)

Net income	137,210	95,578	444,859	311,795
Net income attributable to non-controlling interests	(472)	(309)	(1,489)	(988)

Net income attributable to common stockholders	136,738	95,269	443,370	310,807
Net income available to participating securities	(264)	(185)	(714)	(584)

Net income available to common stockholders — basic and diluted	$136,474	$95,084	$442,656	$310,223

Weighted average common shares outstanding — basic	613,084,571	612,674,802	612,971,293	612,508,300
Weighted average common shares outstanding — diluted	613,084,571	613,645,188	613,237,288	613,759,171

Net income per common share — basic	$0.22	$0.16	$0.72	$0.51
Net income per common share — diluted	$0.22	$0.15	$0.72	$0.51

Dividends declared per common share	$0.29	$0.28	$0.87	$0.84

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2025 Earnings Release and Supplemental Information — page 9

Supplemental Schedule 1

Reconciliation of FFO, Core FFO, and AFFO
($ in thousands, except shares and per share amounts) (unaudited)

FFO Reconciliation	Q3 2025	Q3 2024	YTD 2025	YTD 2024
Net income available to common stockholders	$136,474	$95,084	$442,656	$310,223
Net income available to participating securities	264	185	714	584
Non-controlling interests	472	309	1,489	988
Depreciation and amortization on real estate assets	183,653	176,174	543,775	521,411
Impairment on depreciated real estate investments	335	270	434	330
Net gain on sale of previously depreciated investments in real estate	(45,515)	(47,766)	(163,772)	(141,531)
Depreciation and net gain on sale of investments in unconsolidated joint ventures	(1,992)	4,060	5,016	10,076
FFO	$273,691	$228,316	$830,312	$702,081

Core FFO Reconciliation	Q3 2025	Q3 2024	YTD 2025	YTD 2024
FFO	$273,691	$228,316	$830,312	$702,081
Non-cash interest expense related to amortization of deferred financing costs, loan discounts, and non-cash interest expense from derivatives (1)	9,128	14,085	18,486	32,207
Share-based compensation expense	1,916	5,417	20,537	20,809
Legal settlements	—	17,500	—	77,000
Severance expense	—	209	2,420	388
Casualty losses and reserves, net (1)	3,116	20,729	10,799	35,174
(Gains) losses on investments in equity and other securities, net	(380)	257	(69)	(1,038)
Core FFO	$287,471	$286,513	$882,485	$866,621

AFFO Reconciliation	Q3 2025	Q3 2024	YTD 2025	YTD 2024
Core FFO	$287,471	$286,513	$882,485	$866,621
Recurring Capital Expenditures (1)	(52,350)	(51,505)	(132,969)	(135,262)
AFFO	$235,121	$235,008	$749,516	$731,359

Net income available to common stockholders
Weighted average common shares outstanding — diluted	613,084,571	613,645,188	613,237,288	613,759,171

Net income per common share — diluted	$0.22	$0.15	$0.72	$0.51

FFO, Core FFO, and AFFO
Weighted average common shares and OP Units outstanding — diluted	615,599,540	615,913,139	615,673,797	615,987,978

FFO per share — diluted	$0.44	$0.37	$1.35	$1.14

Core FFO per share — diluted	$0.47	$0.47	$1.43	$1.41

AFFO per share — diluted	$0.38	$0.38	$1.22	$1.19

(1)Includes our share from unconsolidated joint ventures.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2025 Earnings Release and Supplemental Information — page 10

Supplemental Schedule 2(a)

Diluted Shares Outstanding
(unaudited)

Weighted Average Amounts for Net Income	Q3 2025	Q3 2024	YTD 2025	YTD 2024
Common shares — basic	613,084,571	612,674,802	612,971,293	612,508,300
Shares potentially issuable from vesting/conversion of equity-based awards	—	970,386	265,995	1,250,871
Total common shares — diluted	613,084,571	613,645,188	613,237,288	613,759,171

Weighted average amounts for FFO, Core FFO, and AFFO	Q3 2025	Q3 2024	YTD 2025	YTD 2024
Common shares — basic	613,084,571	612,674,802	612,971,293	612,508,300
OP units — basic	2,099,937	1,979,009	2,058,429	1,945,886
Shares potentially issuable from vesting/conversion of equity-based awards	415,032	1,259,328	644,075	1,533,792
Total common shares and units — diluted	615,599,540	615,913,139	615,673,797	615,987,978

Period end amounts for Core FFO and AFFO	September 30, 2025
Common shares	613,020,589
OP units	2,099,937
Shares potentially issuable from vesting/conversion of equity-based awards	1,014,713
Total common shares and units — diluted	616,135,239

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2025 Earnings Release and Supplemental Information — page 11

Supplemental Schedule 2(b)

Debt Structure and Leverage Ratios — As of September 30, 2025
($ in thousands) (unaudited)
				Wtd Avg	Wtd Avg
				Interest	Years to
Debt Structure	Balance		% of Total	Rate (1)	Maturity (2)
Secured:
Fixed (3)	$1,388,398		16.7%	4.0%	2.8
Floating — swapped to fixed	—		—%	—%	—
Floating	—		—%	—%	—
Total secured	1,388,398		16.7%	4.0%	2.8

Unsecured:
Fixed	4,450,000		53.5%	3.8%	6.5
Floating — swapped to fixed	2,100,000		25.3%	4.0%	4.1
Floating	375,000		4.5%	5.0%	4.6
Total unsecured	6,925,000		83.3%	3.9%	5.7

Total Debt:
Fixed + floating swapped to fixed (3)	7,938,398		95.5%	3.9%	5.2
Floating	375,000		4.5%	5.0%	4.6
Total debt	8,313,398		100.0%	3.9%	5.2
Unamortized discounts on notes payable	(25,064)
Deferred financing costs, net	(58,050)
Total debt per Balance Sheet	8,230,284
Retained and repurchased certificates	(55,499)
Cash, ex-security deposits and letters of credit (4)	(208,054)
Deferred financing costs, net	58,050
Unamortized discounts on notes payable	25,064
Net debt	$8,049,845

Leverage Ratios	September 30, 2025
Net Debt / TTM Adjusted EBITDAre	5.2	x

Credit Ratings	Ratings	Outlook
Fitch Ratings	BBB+	Stable
Moody’s Investors Service	Baa2	Stable
S&P Global Ratings	BBB	Positive

Unsecured Facilities Covenant Compliance (5)			Unsecured Public Bond Covenant Compliance (6)
	Actual	Requirement		Actual	Requirement
Total leverage ratio	28.9%	≤ 60%	Aggregate debt ratio	34.9%	≤ 65%
Secured leverage ratio	5.8%	≤ 45%	Secured debt ratio	5.6%	≤ 40%
Unencumbered leverage ratio	27.0%	≤ 60%	Unencumbered assets ratio	310.8%	≥ 150%
Fixed charge coverage ratio	4.4 x	≥ 1.5x	Debt service ratio	4.6x	≥ 1.5x
Unsecured interest coverage ratio	5.3 x	≥ 1.75x

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2025 Earnings Release and Supplemental Information — page 12

Supplemental Schedule 2(b) (Continued)

(1)Includes the impact of interest rate swaps in place and effective as of September 30, 2025. See Supplemental Schedule 2(d) for additional information regarding our interest rate swaps.
(2)Assumes all extension options are exercised.
(3)For the purposes of this table, IH 2019-1, a twelve-year secured term loan reaching final maturity in 2031 that bears interest at a fixed rate for the first 11 years and a floating rate in the twelfth year, is reflected as fixed rate debt.
(4)Represents cash and cash equivalents and the portion of restricted cash that excludes security deposits and letters of credit.
(5)Covenant calculations are specifically defined in our Amended and Restated Revolving Credit and Term Loan Agreement, and summarized in the “Glossary and Reconciliations” section below. For the purpose of calculating property value in applicable covenant metrics, properties owned for at least one year are valued by dividing NOI by a 6% capitalization rate (the market standard for residential loans), and properties owned for less than one year are valued at either their gross book value or by dividing NOI by a 6% capitalization rate.
(6)Covenant calculations are specifically defined in our Supplemental Indentures to the Base Indenture for our Senior Notes, which are summarized in the “Glossary and Reconciliations” section below. Property values for the purpose of applicable covenant metrics are calculated based on undepreciated book value.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2025 Earnings Release and Supplemental Information — page 13

Supplemental Schedule 2(c)

Debt Maturity Schedule — As of September 30, 2025
($ in thousands) (unaudited)

		Unsecured Debt
	Secured	Unsecured	Term Loan	Revolving		% of
Debt Maturities, with Extensions (1)	Debt	Notes	Facilities	Facility	Total	Total
2025	$—	$—	$—	$—	$—	—%
2026	—	—	—	—	—	—%
2027	988,013	—	—	—	988,013	11.9%
2028	—	750,000	—	—	750,000	9.0%
2029	—	—	1,750,000	—	1,750,000	21.2%
2030	—	450,000	725,000	—	1,175,000	14.1%
2031	400,385	650,000	—	—	1,050,385	12.6%
2032	—	600,000	—	—	600,000	7.2%
2033	—	950,000	—	—	950,000	11.4%
2034	—	400,000	—	—	400,000	4.8%
2035	—	500,000	—	—	500,000	6.0%
2036	—	150,000	—	—	150,000	1.8%
	1,388,398	4,450,000	2,475,000	—	8,313,398	100.0%
Unamortized discounts on notes payable	(615)	(24,449)	—	—	(25,064)
Deferred financing costs, net	(4,242)	(28,578)	(25,230)	—	(58,050)
Total per Balance Sheet	$1,383,541	$4,396,973	$2,449,770	$—	$8,230,284

(1)Assumes all extension options are exercised.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2025 Earnings Release and Supplemental Information — page 14

Supplemental Schedule 2(d)

Active Swap Schedule — As of September 30, 2025
($ in thousands) (unaudited)

Agreement Date	Effective Date	Maturity Date	Strike Rate	Index	Notional
9/20/2024	12/31/2024	5/31/2028	3.13%	One month Term SOFR	$200,000
9/20/2024	12/31/2024	5/31/2028	3.14%	One month Term SOFR	200,000
9/23/2024	12/31/2024	5/31/2028	3.13%	One month Term SOFR	200,000
9/24/2024	12/31/2024	5/31/2028	3.08%	One month Term SOFR	200,000
9/24/2024	12/31/2024	5/31/2028	3.08%	One month Term SOFR	200,000
9/25/2024	12/31/2024	5/31/2028	1.93%	One month Term SOFR	200,000
9/25/2024	12/31/2024	5/31/2029	3.12%	One month Term SOFR	200,000
5/8/2025	5/8/2025	5/31/2028	3.51%	One month Term SOFR	200,000
6/20/2025	6/20/2025	5/31/2028	3.60%	One month Term SOFR	200,000
3/22/2023	7/9/2025	5/31/2029	2.99%	One month Term SOFR	300,000

	Weighted Average Strike Rate		3.07%	Total	$2,100,000

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2025 Earnings Release and Supplemental Information — page 15

Supplemental Schedule 3(a)

Summary of Operating Information by Home Portfolio
($ in thousands) (unaudited)

Number of Homes, period-end	Q3 2025
Total Portfolio	86,139
Same Store Portfolio	77,284
Same Store % of Total	89.7%

Core Revenues	Q3 2025	Q3 2024	Change YoY	YTD 2025	YTD 2024	Change YoY
Total Portfolio	$619,306	$598,930	3.4%	$1,846,422	$1,793,605	2.9%
Same Store Portfolio	569,293	556,388	2.3%	1,706,261	1,663,870	2.5%

Core Operating Expenses	Q3 2025	Q3 2024	Change YoY	YTD 2025	YTD 2024	Change YoY
Total Portfolio	$212,152	$199,816	6.2%	$608,817	$589,500	3.3%
Same Store Portfolio	189,424	180,643	4.9%	545,763	533,766	2.2%

Net Operating Income	Q3 2025	Q3 2024	Change YoY	YTD 2025	YTD 2024	Change YoY
Total Portfolio	$407,154	$399,114	2.0%	$1,237,605	$1,204,105	2.8%
Same Store Portfolio	379,869	375,745	1.1%	1,160,498	1,130,104	2.7%

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2025 Earnings Release and Supplemental Information — page 16

Supplemental Schedule 3(b)

Same Store Portfolio Core Operating Detail
($ in thousands) (unaudited)

			Change		Change			Change
	Q3 2025	Q3 2024	YoY	Q2 2025	Seq	YTD 2025	YTD 2024	YoY
Revenues:
Rental revenues (1)	$546,117	$534,866	2.1%	$547,912	(0.3)%	$1,638,057	$1,599,384	2.4%
Other property income, net (1)(2)	23,176	21,522	7.7%	23,266	(0.4)%	68,204	64,486	5.8%
Core Revenues	569,293	556,388	2.3%	571,178	(0.3)%	1,706,261	1,663,870	2.5%

Fixed Expenses:
Property taxes	98,984	93,121	6.3%	97,927	1.1%	295,137	284,722	3.7%
Insurance expenses	8,455	10,722	(21.1)%	9,829	(14.0)%	28,271	31,411	(10.0)%
HOA expenses	10,391	10,154	2.3%	9,790	6.1%	30,622	31,300	(2.2)%
Total Fixed Expenses	117,830	113,997	3.4%	117,546	0.2%	354,030	347,433	1.9%

Controllable Expenses:
Repairs and maintenance, net (3)	30,633	29,467	4.0%	26,109	17.3%	77,042	76,527	0.7%
Personnel, leasing and marketing	20,311	20,167	0.7%	20,551	(1.2)%	61,857	62,979	(1.8)%
Turnover, net (3)	11,977	10,805	10.8%	9,695	23.5%	29,799	29,527	0.9%
Utilities and property administrative, net (3)	8,673	6,207	39.7%	8,500	2.0%	23,035	17,300	33.2%
Total Controllable Expenses	71,594	66,646	7.4%	64,855	10.4%	191,733	186,333	2.9%

Core Operating Expenses	189,424	180,643	4.9%	182,401	3.9%	545,763	533,766	2.2%

Net Operating Income	$379,869	$375,745	1.1%	$388,777	(2.3)%	$1,160,498	$1,130,104	2.7%

(1)All rental revenues and other property income are reflected net of Bad Debt.
(2)Represents other property income net of all resident recoveries, which are reimbursements of charges for which residents are responsible. Same Store resident recoveries totaled $42,734, $38,778, $37,455, $120,969, and $107,405 for Q3 2025, Q3 2024, Q2 2025, YTD 2025, and YTD 2024, respectively.
(3)These expenses are presented net of applicable resident recoveries.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2025 Earnings Release and Supplemental Information — page 17

Supplemental Schedule 3(c)

Same Store Quarterly Operating Trends
(unaudited)

	Q3 2025	Q2 2025	Q1 2025	Q4 2024	Q3 2024

Average Occupancy	96.5%	97.3%	97.3%	96.8%	97.1%
Turnover Rate	6.4%	6.1%	4.9%	5.2%	6.1%
Trailing four quarters Turnover Rate	22.6%	22.3%	22.5%	22.8%	N/A
Average Monthly Rent	$2,461	$2,444	$2,429	$2,415	$2,401
Rental Rate Growth (lease-over-lease):
Renewals	4.5%	4.6%	5.2%	4.1%	4.2%
New leases	(0.6)%	2.1%	(0.1)%	(2.2)%	1.6%
Blended	3.0%	4.0%	3.6%	2.2%	3.5%

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2025 Earnings Release and Supplemental Information — page 18

Supplemental Schedule 4

Wholly Owned Portfolio Characteristics — As of and for the Quarter Ended September 30, 2025 (1)
(unaudited)

	Number of Homes	Average Occupancy	Average Monthly Rent	Average Monthly Rent PSF	Percent of Revenue
Western United States:
Southern California	7,154	95.6%	$3,213	$1.88	10.8%
Northern California	4,027	96.8%	2,799	1.77	5.4%
Seattle	3,925	97.9%	2,952	1.54	5.6%
Phoenix	9,208	96.6%	2,075	1.22	9.4%
Las Vegas	3,394	96.2%	2,252	1.15	3.7%
Denver	2,915	93.6%	2,641	1.43	3.6%
Western US Subtotal	30,623	96.2%	2,622	1.49	38.5%

Florida:
South Florida	8,111	95.0%	3,131	1.67	11.8%
Tampa	9,678	93.2%	2,311	1.23	10.8%
Orlando	6,920	95.0%	2,283	1.22	7.7%
Jacksonville	2,125	94.2%	2,198	1.11	2.2%
Florida Subtotal	26,834	94.2%	2,548	1.35	32.5%

Southeast United States:
Atlanta	12,641	95.3%	2,106	1.02	12.6%
Carolinas	6,138	94.5%	2,103	1.00	6.1%
Southeast US Subtotal	18,779	95.1%	2,105	1.01	18.7%

Texas:
Houston	2,511	91.5%	1,957	0.99	2.3%
Dallas	3,543	89.3%	2,270	1.12	3.7%
Texas Subtotal	6,054	89.3%	2,144	1.07	6.0%

Midwest United States:
Chicago	2,453	94.6%	2,521	1.57	2.8%
Minneapolis	1,042	93.9%	2,435	1.24	1.2%
Midwest US Subtotal	3,495	94.4%	2,496	1.46	4.0%

Other (2):	354	75.4%	2,142	1.13	0.3%

Total / Average	86,139	94.8%	$2,447	$1.30	100.0%
Same Store Total / Average	77,284	96.5%	$2,461	$1.31	91.9%

(1)All data is for the total wholly owned portfolio, unless otherwise noted.
(2)As of September 30, 2025, all of these homes were newly-constructed and located in either Nashville or San Antonio.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2025 Earnings Release and Supplemental Information — page 19

Supplemental Schedule 5(a)

Same Store Core Revenues Growth Summary — YoY Quarter
($ in thousands, except avg. monthly rent) (unaudited)

		Avg. Monthly Rent			Average Occupancy			Core Revenues
YoY, Q3 2025	# Homes	Q3 2025	Q3 2024	Change	Q3 2025	Q3 2024	Change	Q3 2025	Q3 2024	Change
Western United States:
Southern California	6,667	$3,213	$3,103	3.5%	98.0%	98.4%	(0.4)%	$64,538	$62,391	3.4%
Northern California	3,857	2,799	2,737	2.3%	97.8%	98.6%	(0.8)%	32,613	31,922	2.2%
Seattle	3,887	2,953	2,875	2.7%	98.3%	97.9%	0.4%	34,557	33,638	2.7%
Phoenix	8,590	2,066	2,046	1.0%	96.7%	97.1%	(0.4)%	54,135	53,231	1.7%
Las Vegas	2,963	2,252	2,201	2.3%	96.4%	97.1%	(0.7)%	20,155	19,691	2.4%
Denver	2,441	2,633	2,545	3.5%	96.0%	97.6%	(1.6)%	19,199	18,880	1.7%
Western US Subtotal	28,405	2,627	2,563	2.5%	97.3%	97.8%	(0.5)%	225,197	219,753	2.5%

Florida:
South Florida	7,769	3,146	3,048	3.2%	96.2%	96.8%	(0.6)%	72,572	70,443	3.0%
Tampa	8,109	2,319	2,293	1.1%	95.6%	96.5%	(0.9)%	56,541	56,033	0.9%
Orlando	6,350	2,279	2,243	1.6%	96.2%	96.7%	(0.5)%	43,854	43,131	1.7%
Jacksonville	1,903	2,199	2,172	1.2%	96.7%	97.0%	(0.3)%	12,694	12,491	1.6%
Florida Subtotal	24,131	2,566	2,514	2.1%	96.0%	96.7%	(0.7)%	185,661	182,098	2.0%

Southeast United States:
Atlanta	11,773	2,103	2,040	3.1%	96.2%	96.3%	(0.1)%	72,839	70,761	2.9%
Carolinas	5,216	2,109	2,056	2.6%	96.3%	96.8%	(0.5)%	33,091	32,232	2.7%
Southeast US Subtotal	16,989	2,105	2,045	2.9%	96.2%	96.5%	(0.3)%	105,930	102,993	2.9%

Texas:
Houston	1,774	1,924	1,882	2.2%	96.0%	97.4%	(1.4)%	10,281	10,139	1.4%
Dallas	2,555	2,291	2,269	1.0%	94.9%	96.4%	(1.5)%	17,506	17,409	0.6%
Texas Subtotal	4,329	2,140	2,109	1.5%	95.3%	96.8%	(1.5)%	27,787	27,548	0.9%

Midwest United States:
Chicago	2,401	2,521	2,401	5.0%	96.1%	97.6%	(1.5)%	17,329	16,892	2.6%
Minneapolis	1,029	2,434	2,320	4.9%	95.0%	96.6%	(1.6)%	7,389	7,104	4.0%
Midwest US Subtotal	3,430	2,495	2,377	5.0%	95.8%	97.3%	(1.5)%	24,718	23,996	3.0%

Total / Average	77,284	$2,461	$2,401	2.5%	96.5%	97.1%	(0.6)%	$569,293	$556,388	2.3%

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2025 Earnings Release and Supplemental Information — page 20

Supplemental Schedule 5(a) (Continued)

Same Store Core Revenues Growth Summary — Sequential Quarter
($ in thousands, except avg. monthly rent) (unaudited)

		Avg. Monthly Rent			Average Occupancy			Core Revenues
Seq, Q3 2025	# Homes	Q3 2025	Q2 2025	Change	Q3 2025	Q2 2025	Change	Q3 2025	Q2 2025	Change
Western United States:
Southern California	6,667	$3,213	$3,186	0.8%	98.0%	98.7%	(0.7)%	$64,538	$64,431	0.2%
Northern California	3,857	2,799	2,784	0.5%	97.8%	98.6%	(0.8)%	32,613	32,688	(0.2)%
Seattle	3,887	2,953	2,942	0.4%	98.3%	98.1%	0.2%	34,557	34,549	—%
Phoenix	8,590	2,066	2,061	0.2%	96.7%	97.8%	(1.1)%	54,135	54,635	(0.9)%
Las Vegas	2,963	2,252	2,240	0.5%	96.4%	97.4%	(1.0)%	20,155	20,229	(0.4)%
Denver	2,441	2,633	2,615	0.7%	96.0%	97.2%	(1.2)%	19,199	19,302	(0.5)%
Western US Subtotal	28,405	2,627	2,612	0.6%	97.3%	98.1%	(0.8)%	225,197	225,834	(0.3)%

Florida:
South Florida	7,769	3,146	3,122	0.8%	96.2%	96.9%	(0.7)%	72,572	72,471	0.1%
Tampa	8,109	2,319	2,309	0.4%	95.6%	96.1%	(0.5)%	56,541	56,693	(0.3)%
Orlando	6,350	2,279	2,267	0.5%	96.2%	97.2%	(1.0)%	43,854	44,095	(0.5)%
Jacksonville	1,903	2,199	2,191	0.4%	96.7%	97.0%	(0.3)%	12,694	12,750	(0.4)%
Florida Subtotal	24,131	2,566	2,551	0.6%	96.0%	96.7%	(0.7)%	185,661	186,009	(0.2)%

Southeast United States:
Atlanta	11,773	2,103	2,084	0.9%	96.2%	97.1%	(0.9)%	72,839	73,021	(0.2)%
Carolinas	5,216	2,109	2,090	0.9%	96.3%	97.4%	(1.1)%	33,091	33,300	(0.6)%
Southeast US Subtotal	16,989	2,105	2,086	0.9%	96.2%	97.2%	(1.0)%	105,930	106,321	(0.4)%

Texas:
Houston	1,774	1,924	1,916	0.4%	96.0%	96.8%	(0.8)%	10,281	10,378	(0.9)%
Dallas	2,555	2,291	2,285	0.3%	94.9%	96.5%	(1.6)%	17,506	17,736	(1.3)%
Texas Subtotal	4,329	2,140	2,134	0.3%	95.3%	96.7%	(1.4)%	27,787	28,114	(1.2)%

Midwest United States:
Chicago	2,401	2,521	2,473	1.9%	96.1%	97.4%	(1.3)%	17,329	17,514	(1.1)%
Minneapolis	1,029	2,434	2,398	1.5%	95.0%	96.8%	(1.8)%	7,389	7,386	—%
Midwest US Subtotal	3,430	2,495	2,451	1.8%	95.8%	97.2%	(1.4)%	24,718	24,900	(0.7)%

Total / Average	77,284	$2,461	$2,444	0.7%	96.5%	97.3%	(0.8)%	$569,293	$571,178	(0.3)%

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2025 Earnings Release and Supplemental Information — page 21

Supplemental Schedule 5(a) (Continued)

Same Store Core Revenues Growth Summary — YTD
($ in thousands, except avg. monthly rent) (unaudited)

		Avg. Monthly Rent			Average Occupancy			Core Revenues
YoY, YTD 2025	# Homes	YTD 2025	YTD 2024	Change	YTD 2025	YTD 2024	Change	YTD 2025	YTD 2024	Change
Western United States:
Southern California	6,667	$3,184	$3,073	3.6%	98.4%	98.4%	—%	$192,361	$184,955	4.0%
Northern California	3,857	2,785	2,712	2.7%	98.4%	98.4%	—%	97,787	94,664	3.3%
Seattle	3,887	2,939	2,851	3.1%	98.1%	98.2%	(0.1)%	103,198	100,437	2.7%
Phoenix	8,590	2,062	2,036	1.3%	97.3%	97.6%	(0.3)%	162,862	160,641	1.4%
Las Vegas	2,963	2,241	2,186	2.5%	97.1%	97.5%	(0.4)%	60,412	59,071	2.3%
Denver	2,441	2,613	2,526	3.4%	96.7%	98.1%	(1.4)%	57,596	56,568	1.8%
Western US Subtotal	28,405	2,612	2,542	2.8%	97.8%	98.0%	(0.2)%	674,216	656,336	2.7%

Florida:
South Florida	7,769	3,123	3,010	3.8%	96.7%	97.3%	(0.6)%	217,139	210,163	3.3%
Tampa	8,109	2,309	2,280	1.3%	96.0%	97.1%	(1.1)%	169,208	168,440	0.5%
Orlando	6,350	2,267	2,224	1.9%	96.9%	97.1%	(0.2)%	131,799	128,922	2.2%
Jacksonville	1,903	2,189	2,160	1.3%	97.2%	97.4%	(0.2)%	38,142	37,578	1.5%
Florida Subtotal	24,131	2,551	2,491	2.4%	96.6%	97.2%	(0.6)%	556,288	545,103	2.1%

Southeast United States:
Atlanta	11,773	2,086	2,018	3.4%	96.7%	97.1%	(0.4)%	218,419	212,125	3.0%
Carolinas	5,216	2,093	2,036	2.8%	97.0%	97.4%	(0.4)%	99,221	96,172	3.2%
Southeast US Subtotal	16,989	2,088	2,024	3.2%	96.8%	97.2%	(0.4)%	317,640	308,297	3.0%

Texas:
Houston	1,774	1,915	1,868	2.5%	96.7%	97.6%	(0.9)%	30,957	30,323	2.1%
Dallas	2,555	2,286	2,251	1.6%	95.9%	97.1%	(1.2)%	52,913	52,264	1.2%
Texas Subtotal	4,329	2,133	2,094	1.9%	96.2%	97.3%	(1.1)%	83,870	82,587	1.6%

Midwest United States:
Chicago	2,401	2,480	2,372	4.6%	97.1%	97.8%	(0.7)%	52,239	50,279	3.9%
Minneapolis	1,029	2,399	2,300	4.3%	95.6%	96.9%	(1.3)%	22,008	21,268	3.5%
Midwest US Subtotal	3,430	2,456	2,350	4.5%	96.7%	97.5%	(0.8)%	74,247	71,547	3.8%

Total / Average	77,284	$2,445	$2,379	2.8%	97.0%	97.5%	(0.5)%	$1,706,261	$1,663,870	2.5%

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2025 Earnings Release and Supplemental Information — page 22

Supplemental Schedule 5(b)

Same Store NOI Growth and Margin Summary — YoY Quarter
($ in thousands) (unaudited)

	Core Revenues			Core Operating Expenses			Net Operating Income			Core NOI Margin
YoY, Q3 2025	Q3 2025	Q3 2024	Change	Q3 2025	Q3 2024	Change	Q3 2025	Q3 2024	Change	Q3 2025	Q3 2024
Western United States:
Southern California	$64,538	$62,391	3.4%	$17,309	$17,102	1.2%	$47,229	$45,289	4.3%	73.2%	72.6%
Northern California	32,613	31,922	2.2%	8,418	8,723	(3.5)%	24,195	23,199	4.3%	74.2%	72.7%
Seattle	34,557	33,638	2.7%	8,647	8,556	1.1%	25,910	25,082	3.3%	75.0%	74.6%
Phoenix	54,135	53,231	1.7%	12,059	11,331	6.4%	42,076	41,900	0.4%	77.7%	78.7%
Las Vegas	20,155	19,691	2.4%	4,997	4,697	6.4%	15,158	14,994	1.1%	75.2%	76.1%
Denver	19,199	18,880	1.7%	4,174	4,027	3.7%	15,025	14,853	1.2%	78.3%	78.7%
Western US Subtotal	225,197	219,753	2.5%	55,604	54,436	2.1%	169,593	165,317	2.6%	75.3%	75.2%

Florida:
South Florida	72,572	70,443	3.0%	29,388	27,503	6.9%	43,184	42,940	0.6%	59.5%	61.0%
Tampa	56,541	56,033	0.9%	22,562	21,104	6.9%	33,979	34,929	(2.7)%	60.1%	62.3%
Orlando	43,854	43,131	1.7%	16,892	15,610	8.2%	26,962	27,521	(2.0)%	61.5%	63.8%
Jacksonville	12,694	12,491	1.6%	4,773	4,432	7.7%	7,921	8,059	(1.7)%	62.4%	64.5%
Florida Subtotal	185,661	182,098	2.0%	73,615	68,649	7.2%	112,046	113,449	(1.2)%	60.3%	62.3%

Southeast United States:
Atlanta	72,839	70,761	2.9%	26,759	24,996	7.1%	46,080	45,765	0.7%	63.3%	64.7%
Carolinas	33,091	32,232	2.7%	10,056	9,332	7.8%	23,035	22,900	0.6%	69.6%	71.0%
Southeast US Subtotal	105,930	102,993	2.9%	36,815	34,328	7.2%	69,115	68,665	0.7%	65.2%	66.7%

Texas:
Houston	10,281	10,139	1.4%	4,957	4,980	(0.5)%	5,324	5,159	3.2%	51.8%	50.9%
Dallas	17,506	17,409	0.6%	7,193	7,266	(1.0)%	10,313	10,143	1.7%	58.9%	58.3%
Texas Subtotal	27,787	27,548	0.9%	12,150	12,246	(0.8)%	15,637	15,302	2.2%	56.3%	55.5%

Midwest United States:
Chicago	17,329	16,892	2.6%	8,383	8,262	1.5%	8,946	8,630	3.7%	51.6%	51.1%
Minneapolis	7,389	7,104	4.0%	2,857	2,722	5.0%	4,532	4,382	3.4%	61.3%	61.7%
Midwest US Subtotal	24,718	23,996	3.0%	11,240	10,984	2.3%	13,478	13,012	3.6%	54.5%	54.2%

Total / Average	$569,293	$556,388	2.3%	$189,424	$180,643	4.9%	$379,869	$375,745	1.1%	66.7%	67.5%

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2025 Earnings Release and Supplemental Information — page 23

Supplemental Schedule 5(b) (Continued)

Same Store NOI Growth and Margin Summary — Sequential Quarter
($ in thousands) (unaudited)

	Core Revenues			Core Operating Expenses			Net Operating Income			Core NOI Margin
Seq, Q3 2025	Q3 2025	Q2 2025	Change	Q3 2025	Q2 2025	Change	Q3 2025	Q2 2025	Change	Q3 2025	Q2 2025
Western United States:
Southern California	$64,538	$64,431	0.2%	$17,309	$17,353	(0.3)%	$47,229	$47,078	0.3%	73.2%	73.1%
Northern California	32,613	32,688	(0.2)%	8,418	8,612	(2.3)%	24,195	24,076	0.5%	74.2%	73.7%
Seattle	34,557	34,549	—%	8,647	9,004	(4.0)%	25,910	25,545	1.4%	75.0%	73.9%
Phoenix	54,135	54,635	(0.9)%	12,059	10,602	13.7%	42,076	44,033	(4.4)%	77.7%	80.6%
Las Vegas	20,155	20,229	(0.4)%	4,997	4,600	8.6%	15,158	15,629	(3.0)%	75.2%	77.3%
Denver	19,199	19,302	(0.5)%	4,174	3,985	4.7%	15,025	15,317	(1.9)%	78.3%	79.4%
Western US Subtotal	225,197	225,834	(0.3)%	55,604	54,156	2.7%	169,593	171,678	(1.2)%	75.3%	76.0%

Florida:
South Florida	72,572	72,471	0.1%	29,388	28,627	2.7%	43,184	43,844	(1.5)%	59.5%	60.5%
Tampa	56,541	56,693	(0.3)%	22,562	21,931	2.9%	33,979	34,762	(2.3)%	60.1%	61.3%
Orlando	43,854	44,095	(0.5)%	16,892	15,810	6.8%	26,962	28,285	(4.7)%	61.5%	64.1%
Jacksonville	12,694	12,750	(0.4)%	4,773	4,666	2.3%	7,921	8,084	(2.0)%	62.4%	63.4%
Florida Subtotal	185,661	186,009	(0.2)%	73,615	71,034	3.6%	112,046	114,975	(2.5)%	60.3%	61.8%

Southeast United States:
Atlanta	72,839	73,021	(0.2)%	26,759	26,416	1.3%	46,080	46,605	(1.1)%	63.3%	63.8%
Carolinas	33,091	33,300	(0.6)%	10,056	9,590	4.9%	23,035	23,710	(2.8)%	69.6%	71.2%
Southeast US Subtotal	105,930	106,321	(0.4)%	36,815	36,006	2.2%	69,115	70,315	(1.7)%	65.2%	66.1%

Texas:
Houston	10,281	10,378	(0.9)%	4,957	4,700	5.5%	5,324	5,678	(6.2)%	51.8%	54.7%
Dallas	17,506	17,736	(1.3)%	7,193	6,330	13.6%	10,313	11,406	(9.6)%	58.9%	64.3%
Texas Subtotal	27,787	28,114	(1.2)%	12,150	11,030	10.2%	15,637	17,084	(8.5)%	56.3%	60.8%

Midwest United States:
Chicago	17,329	17,514	(1.1)%	8,383	7,699	8.9%	8,946	9,815	(8.9)%	51.6%	56.0%
Minneapolis	7,389	7,386	—%	2,857	2,476	15.4%	4,532	4,910	(7.7)%	61.3%	66.5%
Midwest US Subtotal	24,718	24,900	(0.7)%	11,240	10,175	10.5%	13,478	14,725	(8.5)%	54.5%	59.1%

Total / Average	$569,293	$571,178	(0.3)%	$189,424	$182,401	3.9%	$379,869	$388,777	(2.3)%	66.7%	68.1%

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2025 Earnings Release and Supplemental Information — page 24

Supplemental Schedule 5(b) (Continued)

Same Store NOI Growth and Margin Summary — YTD
($ in thousands) (unaudited)

	Core Revenues			Core Operating Expenses			Net Operating Income			Core NOI Margin
YoY, YTD 2025	YTD 2025	YTD 2024	Change	YTD 2025	YTD 2024	Change	YTD 2025	YTD 2024	Change	YTD 2025	YTD 2024
Western United States:
Southern California	$192,361	$184,955	4.0%	$51,090	$51,359	(0.5)%	$141,271	$133,596	5.7%	73.4%	72.2%
Northern California	97,787	94,664	3.3%	24,829	25,597	(3.0)%	72,958	69,067	5.6%	74.6%	73.0%
Seattle	103,198	100,437	2.7%	26,374	25,504	3.4%	76,824	74,933	2.5%	74.4%	74.6%
Phoenix	162,862	160,641	1.4%	32,563	31,553	3.2%	130,299	129,088	0.9%	80.0%	80.4%
Las Vegas	60,412	59,071	2.3%	13,958	13,445	3.8%	46,454	45,626	1.8%	76.9%	77.2%
Denver	57,596	56,568	1.8%	12,229	11,548	5.9%	45,367	45,020	0.8%	78.8%	79.6%
Western US Subtotal	674,216	656,336	2.7%	161,043	159,006	1.3%	513,173	497,330	3.2%	76.1%	75.8%

Florida:
South Florida	217,139	210,163	3.3%	86,109	83,702	2.9%	131,030	126,461	3.6%	60.3%	60.2%
Tampa	169,208	168,440	0.5%	65,404	63,950	2.3%	103,804	104,490	(0.7)%	61.3%	62.0%
Orlando	131,799	128,922	2.2%	48,204	46,740	3.1%	83,595	82,182	1.7%	63.4%	63.7%
Jacksonville	38,142	37,578	1.5%	13,901	13,820	0.6%	24,241	23,758	2.0%	63.6%	63.2%
Florida Subtotal	556,288	545,103	2.1%	213,618	208,212	2.6%	342,670	336,891	1.7%	61.6%	61.8%

Southeast United States:
Atlanta	218,419	212,125	3.0%	77,746	72,173	7.7%	140,673	139,952	0.5%	64.4%	66.0%
Carolinas	99,221	96,172	3.2%	28,768	27,225	5.7%	70,453	68,947	2.2%	71.0%	71.7%
Southeast US Subtotal	317,640	308,297	3.0%	106,514	99,398	7.2%	211,126	208,899	1.1%	66.5%	67.8%

Texas:
Houston	30,957	30,323	2.1%	13,954	14,750	(5.4)%	17,003	15,573	9.2%	54.9%	51.4%
Dallas	52,913	52,264	1.2%	19,377	21,956	(11.7)%	33,536	30,308	10.7%	63.4%	58.0%
Texas Subtotal	83,870	82,587	1.6%	33,331	36,706	(9.2)%	50,539	45,881	10.2%	60.3%	55.6%

Midwest United States:
Chicago	52,239	50,279	3.9%	23,548	22,794	3.3%	28,691	27,485	4.4%	54.9%	54.7%
Minneapolis	22,008	21,268	3.5%	7,709	7,650	0.8%	14,299	13,618	5.0%	65.0%	64.0%
Midwest US Subtotal	74,247	71,547	3.8%	31,257	30,444	2.7%	42,990	41,103	4.6%	57.9%	57.4%

Total / Average	$1,706,261	$1,663,870	2.5%	$545,763	$533,766	2.2%	$1,160,498	$1,130,104	2.7%	68.0%	67.9%

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2025 Earnings Release and Supplemental Information — page 25

Supplemental Schedule 5(c)

Same Store Lease-Over-Lease Rent Growth
(unaudited)

	Rental Rate Growth
	Q3 2025			YTD 2025
	Renewal	New	Blended	Renewal	New	Blended
	Leases	Leases	Average	Leases	Leases	Average
Western United States:
Southern California	5.8%	4.5%	5.6%	6.4%	5.5%	6.3%
Northern California	2.8%	2.5%	2.7%	3.4%	3.1%	3.3%
Seattle	1.9%	3.8%	2.4%	3.2%	3.7%	3.3%
Phoenix	4.2%	(4.6)%	1.5%	3.6%	(2.5)%	1.8%
Las Vegas	3.5%	(2.0)%	2.0%	3.7%	(0.3)%	2.6%
Denver	4.6%	0.9%	3.4%	5.0%	3.3%	4.4%
Western US Subtotal	4.0%	0.1%	3.0%	4.4%	1.7%	3.7%

Florida:
South Florida	5.5%	(2.7)%	3.2%	5.9%	(1.2)%	4.0%
Tampa	3.8%	(4.2)%	1.0%	4.2%	(2.4)%	1.9%
Orlando	4.0%	(1.3)%	2.0%	4.3%	(0.7)%	2.6%
Jacksonville	3.1%	(1.5)%	1.6%	3.3%	(1.2)%	2.0%
Florida Subtotal	4.5%	(2.7)%	2.2%	4.9%	(1.4)%	2.9%

Southeast United States:
Atlanta	5.1%	1.5%	4.0%	5.4%	1.1%	4.1%
Carolinas	4.7%	1.4%	3.6%	4.9%	1.6%	3.9%
Southeast US Subtotal	5.0%	1.4%	3.9%	5.2%	1.2%	4.0%

Texas:
Houston	3.2%	(2.4)%	1.8%	3.6%	(0.7)%	2.5%
Dallas	2.9%	(3.4)%	0.6%	3.2%	(2.5)%	1.3%
Texas Subtotal	3.0%	(3.1)%	1.0%	3.4%	(1.9)%	1.8%

Midwest United States:
Chicago	7.2%	10.7%	8.0%	6.8%	10.3%	7.5%
Minneapolis	8.2%	3.9%	7.0%	8.2%	4.5%	7.0%
Midwest US Subtotal	7.5%	8.5%	7.7%	7.2%	8.1%	7.4%

Total / Average	4.5%	(0.6)%	3.0%	4.8%	0.5%	3.5%

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2025 Earnings Release and Supplemental Information — page 26

Supplemental Schedule 6

Same Store Cost to Maintain, net (1)
($ in thousands, except per home amounts) (unaudited)

Total	Q3 2025	Q2 2025	Q1 2025	Q4 2024	Q3 2024
R&M OpEx, net	$30,633	$26,109	$20,300	$22,759	$29,467
Turn OpEx, net	11,977	9,695	8,127	9,050	10,805
Total recurring operating expenses, net	$42,610	$35,804	$28,427	$31,809	$40,272

R&M CapEx	$35,671	$28,836	$25,041	$23,933	$36,068
Turn CapEx	11,343	9,564	8,468	8,411	9,730
Total Recurring Capital Expenditures	$47,014	$38,400	$33,509	$32,344	$45,798

R&M OpEx, net + R&M CapEx	$66,304	$54,945	$45,341	$46,692	$65,535
Turn OpEx, net + Turn CapEx	23,320	19,259	16,595	17,461	20,535
Total Cost to Maintain, net	$89,624	$74,204	$61,936	$64,153	$86,070

Per Home	Q3 2025	Q2 2025	Q1 2025	Q4 2024	Q3 2024
Total Cost to Maintain, net	$1,160	$960	$801	$830	$1,114

(1)Recurring R&M OpEx and Turn OpEx are presented net of applicable resident recoveries.

Total Wholly Owned Portfolio Capital Expenditure Detail
($ in thousands) (unaudited)

Total	Q3 2025	Q2 2025	Q1 2025	Q4 2024	Q3 2024
Recurring CapEx	$51,719	$42,949	$37,092	$35,518	$50,970
Value Enhancing CapEx	21,370	18,314	13,023	12,361	16,182
Initial Renovation CapEx	6,927	8,269	6,869	7,091	8,860
Disposition CapEx	862	869	952	1,423	1,584
Total Capital Expenditures	$80,878	$70,401	$57,936	$56,393	$77,596

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2025 Earnings Release and Supplemental Information — page 27

Supplemental Schedule 7

Adjusted Property Management and G&A Reconciliation
($ in thousands) (unaudited)

Adjusted Property Management Expense	Q3 2025	Q3 2024	YTD 2025	YTD 2024
Property management expense (GAAP)	$37,073	$34,382	$109,645	$98,252
Adjustments:
Share-based compensation expense	(1,562)	(1,313)	(4,779)	(4,585)
Adjusted property management expense	$35,511	$33,069	$104,866	$93,667

Adjusted G&A Expense	Q3 2025	Q3 2024	YTD 2025	YTD 2024
G&A expense (GAAP)	$18,444	$21,727	$71,553	$66,673
Adjustments:
Share-based compensation expense	(354)	(4,104)	(15,758)	(16,224)
Severance expense	—	(209)	(2,420)	(388)
Adjusted G&A expense	$18,090	$17,414	$53,375	$50,061

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2025 Earnings Release and Supplemental Information — page 28

Supplemental Schedule 8(a)

Acquisitions and Dispositions
(unaudited)	June 30, 2025	Q3 2025 Acquisitions (1)		Q3 2025 Dispositions (2)		September 30, 2025
	Homes	Homes	Avg. Est.	Homes	Average	Homes
	Owned	Acq.	Cost Basis	Sold	Sales Price	Owned
Wholly Owned Portfolio
Western United States:
Southern California	7,184	28	$537,623	58	$621,070	7,154
Northern California	4,056	—	—	29	477,872	4,027
Seattle	3,931	—	—	6	484,000	3,925
Phoenix	9,214	2	415,286	8	292,900	9,208
Las Vegas	3,397	—	—	3	408,333	3,394
Denver	2,849	70	437,527	4	334,063	2,915
Western US Subtotal	30,631	100	465,109	108	534,156	30,623

Florida:
South Florida	8,134	10	410,236	33	428,300	8,111
Tampa	9,658	63	320,412	43	262,296	9,678
Orlando	6,879	48	414,060	7	300,143	6,920
Jacksonville	2,082	45	319,850	2	270,000	2,125
Florida Subtotal	26,753	166	352,750	85	330,043	26,834

Southeast United States:
Atlanta	12,634	44	345,146	37	259,457	12,641
Carolinas	6,106	44	277,816	12	265,841	6,138
Southeast US Subtotal	18,740	88	311,481	49	261,020	18,779

Texas:
Houston	2,459	72	270,334	20	233,375	2,511
Dallas	3,495	65	272,913	17	263,359	3,543
Texas Subtotal	5,954	137	271,557	37	247,151	6,054

Midwest United States:
Chicago	2,459	—	—	6	304,000	2,453
Minneapolis	1,048	—	—	6	302,000	1,042
Midwest US Subtotal	3,507	—	—	12	303,000	3,495

Other (3):	320	35	261,721	1	249,990	354

Total / Average	85,905	526	$340,002	292	$382,065	86,139

Joint Venture Portfolio
2020 Rockpoint JV (4)	2,605	—	$—	—	$—	2,605
2022 Rockpoint JV (5)	278	31	393,816	—	—	309
FNMA JV (6)	355	—	—	23	406,628	332
Pathway Homes (7)	720	122	362,726	1	278,000	841
Upward America JV (8)	3,720	—	—	—	—	3,720
2024 Peregrine JV (9)	20	70	355,309	—	—	90

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2025 Earnings Release and Supplemental Information — page 29

Supplemental Schedule 8(a) (Continued)

(1)Estimated stabilized cap rates on wholly owned acquisitions during the quarter averaged 5.5%. Stabilized cap rate represents forecasted nominal NOI for the 12 months following stabilization, divided by estimated cost basis.
(2)Cap rates on wholly owned dispositions during the quarter averaged 1.6%. Disposition cap rate represents actual NOI recognized in the 12 months prior to the month of disposition, divided by sales price.
(3)As of September 30, 2025, all of these homes were newly-constructed and located in either Nashville or San Antonio.
(4)Represents portfolio owned by the 2020 Rockpoint JV, of which we own 20.0%.
(5)Represents portfolio owned by the 2022 Rockpoint JV, of which we own 16.7%.
(6)Represents portfolio owned by the FNMA JV, of which we own 10.0%.
(7)Represents portfolio owned by Pathway Homes, of which we own 100.0%.
(8)Represents portfolio owned by the Upward America JV, of which we own 7.2%.
(9)Represents portfolio owned by the 2024 Peregrine JV, of which we own 30.0%.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2025 Earnings Release and Supplemental Information — page 30

Supplemental Schedule 8(b)

Expected Acquisition Pipeline of New Homes from Homebuilders — As of September 30, 2025
(unaudited)

	Pipeline as of September 30, 2025 (1)(2)	Estimated Deliveries in Q4 2025	Estimated Deliveries in 2026	Estimated Deliveries Thereafter	Avg. Estimated Cost Basis Per Home

Southern California	14	14	—	—	$540,000
Denver	58	12	46	—	430,000
South Florida	11	11	—	—	410,000
Tampa	176	53	85	38	320,000
Orlando	304	37	209	58	400,000
Jacksonville	36	36	—	—	320,000
Atlanta	8	5	3	—	340,000
Carolinas	187	24	91	72	380,000
Houston	119	43	56	20	280,000
Dallas	59	19	40	—	250,000
Other	30	10	20	—	250,000
Total / Average	1,002	264	550	188	$360,000

(1)Represents the number of new homes under contract as of September 30, 2025, that are expected to be built, sold, and delivered by various homebuilders during a future period to either Invitation Homes or one of our joint ventures.
(2)Pipeline rollforward:

Pipeline as of June 30, 2025	1,338
Q3 2025 additions and cancellations (net)	90
Q3 2025 deliveries	(426)
Pipeline as of September 30, 2025	1,002

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2025 Earnings Release and Supplemental Information — page 31

Glossary and Reconciliations

Average Estimated Cost Basis
Average estimated cost basis on acquisition represents the sum of purchase price, any closing adjustments, and estimated initial renovation expenditure for an acquired home or population of homes.

Average Monthly Rent
Average monthly rent represents average monthly rental income per home for occupied properties in an identified population of homes over the measurement period, and reflects the impact of non-service rental concessions and contractual rent increases amortized over the life of the lease.

Average Occupancy
Average occupancy for an identified population of homes represents (i) the total number of days that the homes in such population were occupied during the measurement period, divided by (ii) the total number of days that the homes in such population were owned during the measurement period.

Bad Debt
Bad debt represents our reserves for residents’ accounts receivables balances that are aged greater than 30 days, under the rationale that a resident’s security deposit should cover approximately the first 30 days of receivables. For all resident receivables balances aged greater than 30 days, the amount reserved as bad debt is 100% of outstanding receivables from the resident, less the amount of the resident’s security deposit on hand. For the purpose of determining age of receivables, charges are considered to be due based on the terms of the original lease, not based on a payment plan if one is in place. All rental revenues and other property income, in both Total Portfolio and Same Store Portfolio presentations, are reflected net of bad debt.

Core NOI Margin
Core NOI margin for an identified population of homes is calculated by dividing NOI by Core Revenues attributable to such population.

Core Operating Expenses
Core operating expenses for an identified population of homes reflect property operating and maintenance expenses, excluding any expenses recovered from residents.

Core Revenues
Core revenues for an identified population of homes reflects total revenues, net of any resident recoveries.

Cost to Maintain, net
Cost to maintain, net a home represents the sum of the expensed and capitalized portions of recurring repairs & maintenance and turn spend, net of resident reimbursements, as indicated in tables presented, not including the internal labor associated with such work.

Disposition CapEx
Disposition CapEx represents expenditures related to the preparation of a home for disposition after the prior tenant has moved out of the home.

EBITDA, EBITDAre, and Adjusted EBITDAre
EBITDA, EBITDAre, and Adjusted EBITDAre are supplemental, non-GAAP measures often utilized to evaluate the performance of real estate companies. We define EBITDA as net income or loss computed in accordance with accounting principles generally accepted in the United States (“GAAP”) before the following items: interest expense; income tax expense; depreciation and amortization; and adjustments for unconsolidated joint ventures. National Association of Real Estate Investment Trusts (“Nareit”) recommends as a best practice that REITs that report an EBITDA performance measure also report EBITDAre. We define EBITDAre, consistent with the Nareit definition, as EBITDA, further adjusted for gain on sale of property, net of tax, impairment on depreciated real estate investments, and adjustments for unconsolidated joint ventures. Adjusted EBITDAre is defined as EBITDAre before the following items: share-based

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2025 Earnings Release and Supplemental Information — page 32 compensation expense; severance expense; casualty losses and reserves, net; (gains) losses on investments in equity securities, net; and other income and expenses. EBITDA, EBITDAre, and Adjusted EBITDAre are used as supplemental financial performance measures by management and by external users of our financial statements, such as investors and commercial banks. Set forth below is additional detail on how management uses EBITDA, EBITDAre, and Adjusted EBITDAre as measures of performance.

The GAAP measure most directly comparable to EBITDA, EBITDAre, and Adjusted EBITDAre is net income or loss. EBITDA, EBITDAre, and Adjusted EBITDAre are not used as measures of our liquidity and should not be considered alternatives to net income or loss or any other measure of financial performance presented in accordance with GAAP. Our EBITDA, EBITDAre, and Adjusted EBITDAre may not be comparable to the EBITDA, EBITDAre, and Adjusted EBITDAre of other companies due to the fact that not all companies use the same definitions of EBITDA, EBITDAre, and Adjusted EBITDAre. Accordingly, there can be no assurance that our basis for computing these non-GAAP measures is comparable with that of other companies. See “Reconciliation of Net Income to Adjusted EBITDAre” for a reconciliation of GAAP net income to EBITDA, EBITDAre, and Adjusted EBITDAre.

Funds from Operations (FFO), Core Funds from Operations (Core FFO), and Adjusted Funds from Operations (AFFO)
FFO, Core FFO, and Adjusted FFO are supplemental, non-GAAP measures often utilized to evaluate the performance of real estate companies. FFO is defined by Nareit as net income or loss (computed in accordance with GAAP) excluding gains or losses from sales of previously depreciated real estate assets, plus depreciation, amortization and impairment of real estate assets, and adjustments for unconsolidated joint ventures. We define Core FFO as FFO adjusted for the following: non-cash interest expense related to amortization of deferred financing costs, loan discounts, and non-cash interest expense from derivatives; share-based compensation expense; legal settlements; severance expense; casualty (gains) losses and reserves, net; and (gains) losses on investments in equity and other securities, net, as applicable. We define Adjusted FFO as Core FFO less Recurring Capital Expenditures that are necessary to help preserve the value, and maintain the functionality, of our homes. Where appropriate, FFO, Core FFO, and Adjusted FFO are adjusted for our share of investments in unconsolidated joint ventures.

We believe that FFO is a meaningful supplemental measure of the operating performance of our business because historical cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time, as reflected through depreciation and amortization. Because real estate values have historically risen or fallen with market conditions, management considers FFO an appropriate supplemental performance measure as it excludes historical cost depreciation and amortization, impairment on depreciated real estate investments, gains or losses related to sales of previously depreciated homes, as well non-controlling interests, from GAAP net income or loss. We believe that Core FFO and Adjusted FFO are also meaningful supplemental measures of our operating performance for the same reasons as FFO and are further helpful to investors as they provide a more consistent measurement of our performance across reporting periods by removing the impact of certain items that are not comparable from period to period.

The GAAP measure most directly comparable to Core FFO and Adjusted FFO is net income or loss. FFO, Core FFO, and Adjusted FFO are not used as measures of our liquidity and should not be considered alternatives to net income or loss or any other measure of financial performance presented in accordance with GAAP. Our FFO, Core FFO, and Adjusted FFO may not be comparable to the FFO, Core FFO, and Adjusted FFO of other companies due to the fact that not all companies use the same definition of FFO, Core FFO, and Adjusted FFO. Accordingly, there can be no assurance that our basis for computing these non-GAAP measures is comparable with that of other companies. See “Reconciliation of FFO, Core FFO, and Adjusted FFO” for a reconciliation of GAAP net income to FFO, Core FFO, and Adjusted FFO.

Initial Renovation CapEx
Initial renovation CapEx represents expenditures related to the first post-acquisition renovation of a home to bring the home to our standards and specifications.

Net Operating Income (NOI)
NOI is a non-GAAP measure often used to evaluate the performance of real estate companies. We define NOI for an identified population of homes as rental revenues and other property income less property operating and maintenance expense (which consists primarily of property taxes, insurance, HOA fees (when applicable), market-level personnel expenses, repairs and maintenance, leasing costs, and marketing expense). NOI excludes: interest expense; depreciation and amortization; property management expense; general and administrative expense; impairment and other; gain on sale of property, net of tax; (gains) losses on investments in equity securities, net; other income and expenses; management fee revenues; and (income) losses from investments in unconsolidated joint ventures.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2025 Earnings Release and Supplemental Information — page 33

The GAAP measure most directly comparable to NOI is net income or loss. NOI is not used as a measure of liquidity and should not be considered as an alternative to net income or loss or any other measure of financial performance presented in accordance with GAAP. Our NOI may not be comparable to the NOI of other companies due to the fact that not all companies use the same definition of NOI. Accordingly, there can be no assurance that our basis for computing this non-GAAP measure is comparable with that of other companies.

We believe that Same Store NOI is also a meaningful supplemental measure of our operating performance for the same reasons as NOI and is further helpful to investors as it provides a more consistent measurement of our performance across reporting periods by reflecting NOI for homes in our Same Store Portfolio. See “Reconciliation of Net Income to Same Store NOI” for a reconciliation of GAAP net income to NOI for our total portfolio and NOI for our Same Store Portfolio.

PSF
PSF means per square foot.

Recurring Capital Expenditures or Recurring CapEx
Recurring Capital Expenditures or Recurring CapEx represents general replacements and expenditures required to preserve and maintain the value and functionality of a home and our systems as a single-family rental.

Rental Rate Growth
Rental rate growth for any home represents the percentage difference between the monthly rent from an expiring lease and the monthly rent from the next lease, and, in each case, reflects the impact of any amortized non-service rent concessions and amortized contractual rent increases. Leases are either renewal leases, where our current resident chooses to stay for a subsequent lease term, or a new lease, where our previous resident moves out and a new resident signs a lease to occupy the same home.

Same Store / Same Store Portfolio
Same Store or Same Store portfolio includes, for a given reporting period, wholly owned homes that have been stabilized and seasoned, excluding homes that have been sold, homes that have been identified for sale to an owner occupant and have become vacant, homes that have been deemed inoperable or significantly impaired by casualty loss events or force majeure, homes acquired in portfolio transactions that are deemed not to have undergone renovations of sufficiently similar quality and characteristics as our existing Same Store portfolio, and homes in markets that we have announced an intent to exit where we no longer operate a significant number of homes.

Homes are considered stabilized if they have (i) completed an initial renovation and (ii) entered into at least one post-initial renovation lease. An acquired portfolio that is both leased and deemed to be of sufficiently similar quality and characteristics as our existing Same Store portfolio may be considered stabilized at the time of acquisition.

Homes are considered to be seasoned once they have been stabilized for at least 15 months prior to January 1st of the year in which the Same Store portfolio was established.

We believe presenting information about the portion of our portfolio that has been fully operational for the entirety of a given reporting period and our prior year comparison period provides investors with meaningful information about the performance of our comparable homes across periods and about trends in our organic business.

Total Homes / Total Portfolio
Total homes or total portfolio refers to the total number of homes owned, whether or not stabilized, and excludes any properties previously acquired in purchases that have been subsequently rescinded or vacated. Unless otherwise indicated, total homes or total portfolio refers to the wholly owned homes and excludes homes owned in joint ventures.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2025 Earnings Release and Supplemental Information — page 34

Turnover Rate
Turnover rate represents the number of instances that homes in an identified population become unoccupied in a given period, divided by the number of homes in such population.

Unsecured Facility Covenants
Unsecured facility covenants refer to financial and operating requirements that we must meet with respect to our $1,750 million revolving credit facility (the “Revolving Facility”) and our $1,750 million term loan facility (the “2024 Term Loan Facility” and together with the Revolving Facility, the “Credit Facility”), as set forth in our Second Amended and Restated Revolving Credit and Term Loan Agreement dated September 9, 2024 and our $725 million term loan facility (the “2022 Term Loan Facility” and together with the 2024 Term Loan Facility, the “Term Loan Facilities”), as set forth in our 2022 Term Loan Agreement as amended by the First Amendment dated September 9, 2024 and the Second Amendment dated April 28, 2025 (together with the Credit Facility, the “Unsecured Credit Agreements”). The metrics provided under the “Unsecured Facilities Covenant Compliance” heading on Supplemental Schedule 2(b) show our compliance with certain covenants that we believe are our most restrictive financial covenants, including: total leverage ratio, secured leverage ratio, unencumbered leverage ratio, fixed charge coverage ratio, and unsecured interest coverage ratio.

Total leverage ratio represents (i) total outstanding indebtedness (including our pro rata share of debt in unconsolidated entities), as defined by the Unsecured Credit Agreements, divided by (ii) total asset value (including our pro rata share of assets in unconsolidated entities), as defined in the Unsecured Credit Agreements. For the purpose of calculating total asset value under the terms of the Unsecured Credit Agreements, properties owned for at least one year are valued by dividing NOI by a 6% capitalization rate (the market standard for residential loans), and properties owned for less than one year are valued at either their gross book value or by dividing NOI by a 6% capitalization rate.

Secured leverage ratio represents (i) total outstanding secured indebtedness (including our pro rata share of secured debt in unconsolidated entities), as defined by the Unsecured Credit Agreements, divided by (ii) total asset value (including our pro rata share of assets in unconsolidated entities), as defined in the Unsecured Credit Agreements. For the purpose of calculating total asset value under the terms of the Unsecured Credit Agreements, properties owned for at least one year are valued by dividing NOI by a 6% capitalization rate (the market standard for residential loans), and properties owned for less than one year are valued at either their gross book value or by dividing NOI by a 6% capitalization rate.

Unencumbered leverage ratio represents (i) total outstanding unsecured indebtedness (including our pro rata share of unsecured debt in unconsolidated entities), as defined by the Unsecured Credit Agreements, divided by (ii) unencumbered asset value, as defined in the Unsecured Credit Agreements. For the purpose of calculating unencumbered asset value under the terms of the Unsecured Credit Agreements, properties owned for at least one year are valued by dividing NOI by a 6% capitalization rate (the market standard for residential loans), and properties owned for less than one year are valued at either their gross book value or by dividing NOI by a 6% capitalization rate.

Fixed charge coverage ratio represents (i) the trailing four quarters’ EBITDA (including our pro rata share of EBITDA from unconsolidated entities), as defined by the Unsecured Credit Agreements, divided by (ii) the trailing four quarters’ fixed charges (including our pro rata share of fixed charges in unconsolidated entities), as defined in the Unsecured Credit Agreements. Fixed charges include cash interest expense, regularly scheduled principal payments, and preferred stock or preferred OP unit dividends.

Unsecured interest coverage ratio represents (i) the trailing four quarters’ unencumbered NOI, as defined by the Unsecured Credit Agreements, divided by (ii) the trailing four quarters’ total unsecured interest expense (including our pro rata share of interest expense from unsecured debt in unconsolidated entities), as defined in the Unsecured Credit Agreements.

The metrics set forth under the “Unsecured Facilities Covenant Compliance” heading on Supplemental Schedule 2(b), and described above, are provided only to show our compliance with these covenants. These metrics should not be used for any other purpose, including without limitation to evaluate our financial condition or results of operations, nor do they indicate our covenant compliance as of any other date or for any other period. These metrics, or components of these metrics described above, may be defined differently in the Unsecured Credit Agreements than similarly named metrics are defined by us in our Earnings Release and Supplemental Information for the purposes of evaluating our financial conditions or results of operations. For a more complete and detailed description of the covenants contained in our Unsecured Credit Agreements, see Exhibit 10.1 to our Current Report on Form 8-K filed on September 9, 2024 and Exhibit 10.1 to our Current Report on Form 8-K filed on April 30, 2025.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2025 Earnings Release and Supplemental Information — page 35

The breach of any of the covenants set forth in the Unsecured Credit Agreements could result in a default of our indebtedness related to our Revolving Facility and Term Loan Facilities, which could cause those obligations to become due and payable. Our ability to comply with these covenants may be affected by changes in our operating and financial performance, changes in general business and economic conditions, adverse regulatory developments, or other events adversely impacting it. If any of our indebtedness is accelerated, we may not be able to repay it. For risks related to failure to comply with covenants, see Part I. Item 1A. “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024, as such factors may be updated from time to time in our periodic filings with the SEC.

Unsecured Public Bond Covenants
Unsecured public bond covenants refer to financial and operating requirements that we must meet with respect to our senior notes, as set forth in our Supplemental Indentures to the Base Indenture for our Senior Notes (together, the “Indenture”). The metrics provided under the “Unsecured Public Bond Covenant Compliance” heading on Supplemental Schedule 2(b) show our compliance with certain covenants that we believe are our most restrictive financial covenants, including: aggregate debt ratio, secured debt ratio, unencumbered assets ratio, and debt service ratio.

Aggregate debt ratio represents (i) total debt, as defined by the Indenture, divided by (ii) total assets, including the undepreciated book value of real estate assets and some tangible non-real estate assets, as defined by the Indenture.

Secured debt ratio represents (i) secured debt, as defined by the Indenture, divided by (ii) total assets, including the undepreciated book value of real estate assets and some tangible non-real estate assets, as defined by the Indenture.

Unencumbered assets ratio represents (i) total unencumbered assets, not including investments in unconsolidated joint ventures, as defined in the Indenture, divided by (ii) unsecured debt, as defined by the Indenture.

Debt service ratio represents (i) consolidated income available for debt service, as defined by the Indenture, divided by (ii) annual service charge for the trailing four quarters, calculated on a pro forma basis as if transactions during the period had occurred at the beginning of the period, as defined in the Indenture. Annual service charge includes interest expense and amortization of original issue discounts on debt, and excludes funded interest reserves, amortization of DFCs, and select nonrecurring charges.

The metrics set forth under the “Unsecured Public Bond Covenant Compliance” heading on Supplemental Schedule 2(b), and described above, are provided only to show our compliance with these covenants. These metrics should not be used for any other purpose, including without limitation to evaluate our financial condition or results of operations, nor do they indicate our covenant compliance as of any other date or for any other period. These metrics, or components of these metrics described above, may be defined differently in the Indenture than similarly named metrics are defined by us in our Earnings Release and Supplemental Information for the purposes of evaluating our financial conditions or results of operations. For a more complete and detailed description of the covenants contained in our Unsecured Public Bond Agreements, see Exhibit 4.2 and/or 4.3 to our Current Reports on Form 8-K filed on August 6, 2021, November 5, 2021, April 5, 2022, August 2, 2023, September 26, 2024, and August 15, 2025.

The breach of any of the covenants set forth in the Indenture could result in a default of our indebtedness related to our senior notes, which could cause those obligations to become due and payable. Our ability to comply with these covenants may be affected by changes in our operating and financial performance, changes in general business and economic conditions, adverse regulatory developments, or other events adversely impacting it. If any of our indebtedness is accelerated, we may not be able to repay it. For risks related to failure to comply with covenants, see Part I. Item 1A. “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024, as such factors may be updated from time to time in our periodic filings with the SEC.

Value Enhancing CapEx
Value enhancing CapEx represents re-investment in stabilized homes, above and beyond general replacements to preserve and maintain the value and functionality of a home, for the purpose of enhancing expected risk-adjusted returns.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2025 Earnings Release and Supplemental Information — page 36

Reconciliation of Total Revenues to Same Store Core Revenues, Quarterly
(in thousands) (unaudited)

	Q3 2025	Q2 2025	Q1 2025	Q4 2024	Q3 2024
Total revenues (Total Portfolio)	$688,166	$681,401	$674,479	$659,130	$660,322
Management fee revenues	(21,975)	(22,294)	(21,408)	(21,080)	(18,980)
Total portfolio resident recoveries	(46,885)	(40,944)	(44,118)	(38,120)	(42,412)
Total Core Revenues (Total Portfolio)	619,306	618,163	608,953	599,930	598,930
Non-Same Store Core Revenues	(50,013)	(46,985)	(43,163)	(41,229)	(42,542)
Same Store Core Revenues	$569,293	$571,178	$565,790	$558,701	$556,388

Reconciliation of Total Revenues to Same Store Core Revenues, YTD
(in thousands) (unaudited)

	YTD 2025	YTD 2024
Total revenues (Total Portfolio)	$2,044,046	1,959,812
Management fee revenues	(65,677)	(48,898)
Total portfolio resident recoveries	(131,947)	(117,309)
Total Core Revenues (Total Portfolio)	1,846,422	1,793,605
Non-Same Store Core Revenues	(140,161)	(129,735)
Same Store Core Revenues	$1,706,261	$1,663,870

Reconciliation of Property Operating and Maintenance Expenses to Same Store Core Operating Expenses, Quarterly
(in thousands) (unaudited)

	Q3 2025	Q2 2025	Q1 2025	Q4 2024	Q3 2024
Property operating and maintenance expenses (Total Portfolio)	$259,037	$244,278	$237,449	$228,464	$242,228
Total Portfolio resident recoveries	(46,885)	(40,944)	(44,118)	(38,120)	(42,412)
Core Operating Expenses (Total Portfolio)	212,152	203,334	193,331	190,344	199,816
Non-Same Store Core Operating Expenses	(22,728)	(20,933)	(19,393)	(17,567)	(19,173)
Same Store Core Operating Expenses	$189,424	$182,401	$173,938	$172,777	$180,643

Reconciliation of Property Operating and Maintenance Expenses to Same Store Core Operating Expenses, YTD
(in thousands) (unaudited)

	YTD 2025	YTD 2024
Property operating and maintenance expenses (Total Portfolio)	$740,764	$706,809
Total Portfolio resident recoveries	(131,947)	(117,309)
Core Operating Expenses (Total Portfolio)	608,817	589,500
Non-Same Store Core Operating Expenses	(63,054)	(55,734)
Same Store Core Operating Expenses	$545,763	$533,766

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2025 Earnings Release and Supplemental Information — page 37

Reconciliation of Net Income to Same Store NOI, Quarterly
(in thousands) (unaudited)

	Q3 2025	Q2 2025	Q1 2025	Q4 2024	Q3 2024
Net income available to common stockholders	$136,474	$140,665	$165,517	$142,941	$95,084
Net income available to participating securities	264	222	228	169	185
Non-controlling interests	472	480	537	460	309
Interest expense	90,781	87,414	84,254	95,158	91,060
Depreciation and amortization	188,457	185,455	183,146	181,912	180,479
Property management expense	37,073	35,833	36,739	39,238	34,382
General and administrative	18,444	23,591	29,518	23,939	21,727
Casualty losses, impairment, and other	3,420	3,029	4,683	47,563	20,872
Gain on sale of property, net of tax	(45,515)	(46,591)	(71,666)	(103,019)	(47,766)
(Gains) losses on investments in equity securities, net	(380)	90	221	(8)	257
Other, net (1)	1,769	2,133	(1,365)	(3,352)	9,345
Management fee revenues	(21,975)	(22,294)	(21,408)	(21,080)	(18,980)
(Income) losses from investments in unconsolidated joint ventures	(2,130)	4,802	5,218	5,665	12,160
NOI (Total Portfolio)	407,154	414,829	415,622	409,586	399,114
Non-Same Store NOI	(27,285)	(26,052)	(23,770)	(23,662)	(23,369)
Same Store NOI	$379,869	$388,777	$391,852	$385,924	$375,745

Reconciliation of Net Income to Same Store NOI, YTD
(in thousands) (unaudited)

	YTD 2025	YTD 2024
Net income available to common stockholders	$442,656	$310,223
Net income available to participating securities	714	584
Non-controlling interests	1,489	988
Interest expense	262,449	270,912
Depreciation and amortization	557,058	532,414
Property management expense	109,645	98,252
General and administrative	71,553	66,673
Casualty losses, impairment, and other	11,132	35,362
Gain on sale of property, net of tax	(163,772)	(141,531)
(Gains) losses on investments in equity securities, net	(69)	(1,038)
Other, net (1)	2,537	57,384
Management fee revenues	(65,677)	(48,898)
Losses from investments in unconsolidated joint ventures	7,890	22,780
NOI (Total Portfolio)	1,237,605	1,204,105
Non-Same Store NOI	(77,107)	(74,001)
Same Store NOI	$1,160,498	$1,130,104

(1)Includes costs related to certain litigation and regulatory matters, interest income, and other miscellaneous income and expenses.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2025 Earnings Release and Supplemental Information — page 38

Reconciliation of Net Income to Adjusted EBITDAre
(in thousands, unaudited)
	Q3 2025	Q3 2024	YTD 2025	YTD 2024
Net income available to common stockholders	$136,474	$95,084	$442,656	$310,223
Net income available to participating securities	264	185	714	584
Non-controlling interests	472	309	1,489	988
Interest expense	90,781	91,060	262,449	270,912
Interest expense in unconsolidated joint ventures	7,253	10,186	18,822	20,970
Depreciation and amortization	188,457	180,479	557,058	532,414
Depreciation and amortization of investments in unconsolidated joint ventures	4,484	3,590	11,937	9,875
EBITDA	428,185	380,893	1,295,125	1,145,966
Gain on sale of property, net of tax	(45,515)	(47,766)	(163,772)	(141,531)
Impairment on depreciated real estate investments	335	270	434	330
Net (gain) loss on sale of investments in unconsolidated joint ventures	(6,469)	499	(6,875)	285
EBITDAre	376,536	333,896	1,124,912	1,005,050
Share-based compensation expense	1,916	5,417	20,537	20,809
Severance expense	—	209	2,420	388
Casualty losses and reserves, net (1)	3,116	20,729	10,799	35,174
(Gains) losses on investments in equity and other securities, net	(380)	257	(69)	(1,038)
Other, net (2)	1,769	9,345	2,537	57,384
Adjusted EBITDAre	$382,957	$369,853	$1,161,136	$1,117,767

	Trailing Twelve Months (TTM) Ended
		September 30, 2025	December 31, 2024
Net income available to common stockholders		$585,597	$453,164
Net income available to participating securities		883	753
Non-controlling interests		1,949	1,448
Interest expense		357,607	366,070
Interest expense in unconsolidated joint ventures		24,185	26,333
Depreciation and amortization		738,970	714,326
Depreciation and amortization of investments in unconsolidated joint ventures		15,439	13,377
EBITDA		1,724,630	1,575,471
Gain on sale of property, net of tax		(266,791)	(244,550)
Impairment on depreciated real estate investments		610	506
Net (gain) loss on sale of investments in unconsolidated joint ventures		(5,945)	1,215
EBITDAre		1,452,504	1,332,642
Share-based compensation expense		27,646	27,918
Severance		2,669	637
Casualty losses, net (1)		58,325	82,700
Gains on investments in equity and other securities, net		(77)	(1,046)
Other, net (2)		(815)	54,032
Adjusted EBITDAre		$1,540,252	$1,496,883

(1)Includes our share from unconsolidated joint ventures.
(2)Includes costs related to certain litigation and regulatory matters, interest income, and other miscellaneous income and expenses.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2025 Earnings Release and Supplemental Information — page 39

Reconciliation of Net Debt / Trailing Twelve Months (TTM) Adjusted EBITDAre
(in thousands, except for ratio) (unaudited)

	As of		As of
	September 30, 2025		December 31, 2024
Secured debt, net	$1,383,541		$1,385,573
Unsecured notes, net	4,396,973		3,800,688
Term loan facility, net	2,449,770		2,446,041
Revolving facility	—		570,000
Total Debt per Balance Sheet	8,230,284		8,202,302
Retained and repurchased certificates	(55,499)		(55,499)
Cash, ex-security deposits and letters of credit (1)	(208,054)		(235,649)
Deferred financing costs, net	58,050		60,559
Unamortized discounts on notes payable	25,064		24,336
Net Debt (A)	$8,049,845		$7,996,049

	For the TTM Ended		For the TTM Ended
	September 30, 2025		December 31, 2024
Adjusted EBITDAre (B)	$1,540,252		$1,496,883

Net Debt / TTM Adjusted EBITDAre (A / B)	5.2	x	5.3	x

(1)Represents cash and cash equivalents and the portion of restricted cash that excludes security deposits and letters of credit.

Components of Non-Cash Interest Expense
(in thousands) (unaudited)

	Q3 2025	Q3 2024	YTD 2025	YTD 2024
Amortization of discounts on notes payable	$840	$684	$2,410	$2,001
Amortization of deferred financing costs	5,354	5,010	16,059	13,410
Change in fair value of interest rate derivatives	—	—	—	1
Amortization of swap fair value at designation	611	2,524	(5,541)	7,166
Our share from unconsolidated joint ventures	2,323	5,867	5,558	9,629
Total non-cash interest expense	$9,128	$14,085	$18,486	$32,207

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2025 Earnings Release and Supplemental Information — page 40